SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2007

TRUE NORTH ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Allen Center, 1200 Smith Street
16th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-3948

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2007 we received an aggregate of $250,000 in loan proceeds from two persons (the “Lenders”) and issued and sold to each of the Lenders a Secured Promissory Note in the principal amount of $125,000 (each a “Note” and collectively the “Notes”). Each Note bears interest at the rate of 12% per annum. Subject to earlier payment, at our option, interest on the unpaid principal amount of each Note is payable in monthly installments commencing September 1, 2007 and principal is due and payable on the earlier of November 19, 2007 or 15 days following the closing of an asset acquisition we are currently negotiating with Prime Natural Resources, Inc., a Texas corporation. If all interest and principal due on the Note is not paid on or before November 19, 2007 the interest rate will be increased to 24% per annum from November 19, 2007 until the Note is repaid in full. Until paid in full, each Note is secured by 1,250,000 shares of our restricted common stock (the “Stock”) standing in the name of Massimiliano Pozzoni and/or John Folnovic. In connection therewith, we agreed to make, execute, acknowledge, deliver and file such documents and instruments, including without limitation a financing statement on Form UCC-1, as may be reasonably necessary, to effect complete, or perfect the security interest of the Lenders in the Stock.

Pursuant to the Notes we further agreed to issue 50,000 shares (the “Shares”) of our restricted common stock to and in the name of each Lender. Until such time that the Shares become eligible for resale pursuant to Rule 144(k) of the General Rules and Regulations under the Securities Act of 1933, as amended, the Shares have been granted piggyback registration rights. Such piggyback registration rights apply to all future registration statements of ours other than registration statements relating solely to employee benefit plans or business combinations.

At the loan closings, we paid each Lender a cash fee of $3,750 to reimburse them for the costs and expenses incurred by them in connection with the loan transaction. We further agreed to pay the reasonable fees and disbursements of their respective legal counsels in connection with the enforcement of their rights under the Notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 4.1	$125,000 Promissory Note of Registrant dated August 20, 2007 issued to T. Swanson, Inc.

Exhibit 4.2	$125,000 Promissory Note of Registrant dated August 20, 2007 issued to Uphill Limited Liability Company, Steven J. Revenig, Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated: August 27, 2007	By:	/s/ John Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer